Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

IDACORP, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, without par value	Rule 457(o) (1)	—	—	$300,000,000	0.00014760	$44,280 (1)

	—	—	—	—	—	—	—	—
Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—

Total Offering Amounts						$300,000,000		$44,280 (1)

Total Fees Previously Paid								—

Total Fee Offsets								$44,280 (2)

Net Fee Due								$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	IDACORP, Inc.	S-3	333- 264984	May 16, 2022		$44,280 (3)	Equity	Common Stock, without par value	(3)	$300,000,000

Fee Offset Sources	IDACORP, Inc.	S-3	333- 64737		September 30, 1998						$88,500 (3)

(1)

The registration fee is calculated in accordance with Rule 457(o) of the Securities Act based on the proposed maximum aggregate offering price and Rule 457(r) of the Securities Act, which in accordance with Rule 456(b) and 457(r) under the Securities Act represents deferred payment of the registration fees in connection with the shelf registration statement on Form S-3 (File No. 333-264984) filed by the Registrant on May 16, 2022 which was automatically effective (the “2022 Registration Statement”).

(2)	Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this prospectus supplement by $44,280.
(3)

The Registrant previously registered $300,000,000 aggregate initial offering price of common stock and debt securities pursuant to Registration Statement No. 333-64737 filed on September 30, 1998 (the “1998 Registration Statement”) that remain unsold, for which a filing fee of $88,500 was paid. The unsold securities have subsequently been carried forward pursuant to Rule 415(a)(6) with each of the following registration statements:

(i)	S- 3ASR, File No. 333-155498, filed November 20, 2008 by IDACORP, Inc.;

(ii)	S-3ASR, File No. 333-178023, filed November 16, 2011 by IDACORP, Inc.;

(iii)	S-3ASR, File No. 333-188768, filed May 22, 2013 by IDACORP, Inc.;

(iv)	S-3ASR, File No. 333-211475, filed May 20, 2016 by IDACORP, Inc.;

(v)	S-3ASR, File No. 333-231555, filed May 17, 2019 by IDACORP, Inc.; and

(vi)	S-3ASR, File No. 333-264984, filed May 16, 2022 by IDACORP, Inc.

The $88,500 of filing fees previously paid by IDACORP, Inc. in connection with such unsold securities (the “Unused Filing Fees”) will be used as an offset against the registration fee due from time to time under the 2022 Registration Statement, of which $44,132.39 was used in connection with the offering and sale of shares of common stock having an aggregate offering price of $298,999,929.60 pursuant to a prospectus supplement dated November 7, 2023 (the “2023 Prospectus Supplement”) to the 2022 Registration Statement. A portion of the remaining $44,367.61 of Unused Filing Fees will be used as an offset against the registration fee under this prospectus supplement.